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                                                                     Exhibit 3.2


                                State of Delaware
                        Office of the Secretary of State

         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THAT "WARNER CHILCOTT, INC." IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE NOT HAVING BEEN CANCELLED OR DISSOLVED SO FAR AS THE RECORDS OF THIS OFFICE SHOW AND IS DULY AUTHORIZED TO TRANSACT BUSINESS.

         THE FOLLOWING DOCUMENTS HAVE BEEN FILED:

         CERTIFICATE OF INCORPORATION, FILED THE SEVENTH DAY OF FEBRUARY, A.D. 1996, AT 2:30 O'CLOCK P.M.

         AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

         AND I DO HEREBY FURTHER CERTIFY THAT THE ANNUAL REPORTS HAVE BEEN FILED TO DATE.

         AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE BEEN PAID TO DATE.

         State Seal                       /S/ EDWARD J. FREEL
                                          -----------------------------
                                          Edward J. Freel
                                          Authentication:  0245316
                                                   Date:  02-08-00


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                                                                          PAGE 1
                                State of Delaware

                        Office of the Secretary of State

         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THAT ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "WARNER CHILCOTT, INC.", FILED IN THIS OFFICE ON THE SEVENTH DAY OF FEBRUARY, A.D. 1996, AT 2:30 O'CLOCK P.M.


         State Seal                       /S/ EDWARD J. FREEL
                                          ------------------------------
                                          Edward J. Freel
                                          Authentication:  0245315
                                                   Date:  02-08-00


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                                                                          2/7/96

                          CERTIFICATE OF INCORPORATION
                                       OF
                              WARNER CHILCOTT, INC.

                                   ARTICLE ONE

         The name of this Corporation (hereinafter called the "Corporation") is Warner Chilcott, Inc.

                                   ARTICLE TWO

         The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

                                  ARTICLE THREE

         The nature of the business and the purposes to be conducted and promoted by the Corporation are to conduct any lawful business, to promote any lawful purpose and to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware, as the same may be amended from time to time. The Corporation is to have perpetual existence.

                                  ARTICLE FOUR

         The Corporation shall have authority, to be exercised by the Board of Directors, to issue 100 shares of common stock of the Corporation, par value $.01 per share (the "Common

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Stock"), and 100 shares of preferred stock, par value $.01 per share (the
"Preferred Stock"). Each holder of Common Stock shall at every meeting of stockholders of the Corporation be entitled to one vote in person or by proxy for each share of Common Stock held by such holder. Subject to the express terms of the Preferred Stock, the holders of the Common Stock are entitled to the entire voting power, all dividends declared and paid by the Corporation and all assets of the Corporation in the event of any liquidation, dissolution, or winding up of the Corporation.

         The Board of Directors is hereby empowered to cause the Preferred Stock to be issued from time to time for such consideration as it may from time to time fix, and to cause such Preferred Stock to be issued as a class without series or in series with such voting powers and such designations, preferences and relative, participating, optional or other special rights, including conversion and exchange rights, as designated by the Board of Directors pursuant to the provisions of the General Corporation Law of the State of Delaware.

                                  ARTICLE FIVE

         The number of directors which shall constitute the whole Board of Directors of the Corporation shall be determined pursuant to the By-Laws of the Corporation as provided therein. Elections of directors need not be by written ballot.

                                   ARTICLE SIX

The name and mailing address of the incorporator is as follows:


         Name                              Address
         ----                              -------
     Thomas W. Reader              c/o Cahill Gordon & Reindel
                                   80 Pine Street
                                   New York, New York 10005


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                                  ARTICLE SEVEN

         In furtherance and not in limitation of the powers conferred by statute and in accordance with any relevant provisions of the By-Laws of the Corporation, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the By-Laws of the Corporation.

                                  ARTICLE EIGHT

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

                                  ARTICLE NINE

         To the extent allowed by law, any action that is required to be or may be taken at a meeting of the stockholders of the Corporation may be taken without a meeting if one or more written consents, prepared in accordance with the provisions of the General Corporation Law of the State of Delaware, describing the action taken, shall be signed by persons who would be entitled to vote at a meeting those shares having voting power to cast not less than the minimum number (or numbers, in the case of voting by classes) of votes that would be necessary to authorize or take such action at a meeting at which all stockholders entitled to vote were present and voted. Any such written consent shall be included in the minutes or filed with the corporate records.

                                   ARTICLE TEN

         The Corporation may indemnify, to the full extent permitted by the General Corporation Law of the State of Delaware and as provided in the By-Laws of the Corporation,


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any and all persons whom it shall have the power to indemnify from and against any and all expenses, liabilities or other matters.

                                 ARTICLE ELEVEN

         No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this Article Eleven shall not eliminate or limit the liability of a director (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the General Corporation Law of the State of Delaware, or (iv) for any transactions from which such director derives an improper personal benefit. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the full extent permitted by the General Corporation Law of the State of Delaware, as so amended. No amendment to or repeal of this Article Eleven shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring at the time of or prior to such amendment or repeal. Any repeal or modification of this Article Eleven shall not adversely affect any right or protection of a director of the Corporation existing under this Certificate of Incorporation.


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         I, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate of Incorporation, hereby declaring that this is my act and deed and that the facts herein stated are true and accordingly have hereunto set may hand this 7th day of February, 1996.


                                          /S/  THOMAS W. READER
                                          -------------------------------
                                               Thomas W. Reader


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